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                                                                      EXHIBIT 5
INTERNAL REVENUE SERVICE                             DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR

    P O Box A-3-617 OPN20-6
    Chicago, IL 60690
                                                Employer Identification Number:
    Date:     Feb 02 1990                           41-0743912
                                                File Folder Number:
    ADC TELECOMMUNICATIONS INC                      410014632
    C/O STEPHEN E GOTTSCHALK                    Person to Contact:
    DORSEY & WHITNEY                                TECHNICAL SCREENER
    2200 FIRST BANK PLACE EAST                  Contact Telephone Number:
    MINNEAPOLIS, MN 55402                           (312) 435-1040
                                                Plan Name:
                                                    RETIREMENT SAVINGS PLAN

                                                Plan Number:  002

    Dear Applicant:

         Based on the information supplied, we have made a favorable determination on your application identified above. Please keep this letter in your permanent records.

         Continued qualification of the plan will depend on its effect in operation under its present form. (See section 1.401-1(b)(3) of the Income Tax Regulations.) The status of the plan in operation will be reviewed periodically.

         The enclosed document describes the impact of Notice 86-13 and some events that could occur after you receive this letter that would automatically nullify it without specific notice from us. The document also explains how operation of the plan may affect a favorable determination letter, and contains information about filing requirements.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other Federal or local statutes.

         This determination letter is applicable for the amendment(s) adopted on September 25, 1989.

         The cash or deferred arrangement meets the requirements of section 401(k) as interpreted by the proposed regulations.

         The form of the plan satisfies those requirements of the Tax Reform Act of 1986 and the other laws, regulations, revenue rulings, and notices listed in section 4.01 of Rev. Proc. 88-42, 1988-35 I.R.B. 27 that are effective for plan years beginning before 1989.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.


                                                 Letter 835 (DO/CG)

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                                      -2-

    ADC TELECOMMUNICATIONS INC

         If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                 Sincerely yours,

                                                 /s/ R.S. Wintrode, Jr.
                                                 R.S. Wintrode, Jr.
                                                 District Director

    Enclosures:
    Publication 794
    PWBA 515



                                                 Letter 835 (DO/CG)